UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2013

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On November 14, 2013, the Board of Directors ("Board") of the Federal Home Loan Bank of New York ("FHLBNY") elected Mr. Carlos J. Vázquez, Senior Executive Vice President, Banco Popular de Puerto Rico, Hato Rey, PR, to fill the unexpired term of former FHLBNY Member Director Mr. José González for the period from November 21, 2013 through and including December 31, 2013. Mr. Vázquez will represent FHLBNY members located in Puerto Rico and the U.S. Virgin Islands. As reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 6, 2013, Mr. Vázquez was elected by the FHLBNY’s eligible Puerto Rico and U.S. Virgin Island members on November 4, 2013 to serve as a Member Director on the Board representing FHLBNY members in Puerto Rico and the U.S. Virgin Islands for a term of four years commencing on January 1, 2014.

The election of Mr. Vázquez by the FHLBNY's Board took place in accordance with the rules governing the filling of vacancies of directorships contained in the Federal Home Loan Bank Act and in the related regulations of the Federal Housing Finance Agency, the regulator of the Federal Home Loan Banks.

As of the time of this filing, Mr. Vázquez has not been named to serve on any committee of the Board.

Information about the compensation of FHLBNY Directors for 2013 can be found in the tables entitled "Director Fees - 2013" and "Director Annual Compensation Limits - 2013" located in Item 11 of the FHLBNY’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2013.

Information about Mr. Vázquez was also included in a FHLBNY press release dated November 15, 2013. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 FHLBNY press release dated November 15, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

November 15, 2013	By:	/s/ Kevin M. Neylan

Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	FHLBNY press release dated November 15, 2013.